EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-147226) on Form S-8 of Reliance, Inc. of our report dated June 16, 2023, relating to our audit of the financial statement of Reliance Steel & Aluminum Co. Master 401(k) Plan (the Plan) as of December 31, 2022, which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Vasquez & Company, LLP

Glendale, California

June 21, 2024